Exhibit 99.1

DRI Corporation Appoints New Independent Director

Helga Houston Brings Additional Banking and Risk Management Experience to the Company’s Board of Directors

DALLAS--(BUSINESS WIRE)--December 2, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, noted today that the DRI Corporation Board of Directors unanimously appointed Helga Houston of Charlotte, N.C., as an independent director and member of the Audit Committee.

David L. Turney, Chairman, President, and Chief Executive Officer, said: “Ms. Houston fills a Board position that has been vacant for some time. Her term of service begins immediately and will continue until the Company’s next annual meeting of shareholders in spring 2010. We are delighted that Ms. Houston has agreed to join the Board as she brings a wealth of experience and knowledge in areas that are of major importance.”

Ms. Houston, age 48, has been a partner of Phoenix Global Advisors, LLC since June 2009. Phoenix Global Advisors, LLC, based in Charlotte, N.C., provides strategic advice to a variety of enterprises on areas ranging from revenue enhancement, enterprise risk management and operational efficiency.

From May 1986 to December 2008, Ms. Houston held key positions at Bank of America offices in Charlotte, N.C., Boston, Mass., New York, N.Y., San Francisco, Calif., and Los Angeles, Calif. Those positions included: global consumer and small business risk and compliance executive from March 2006 to December 2008; wealth and investment management risk executive from January 2003 to February 2006; corporate and investment banking senior portfolio manager from January 2001 to December 2002; commercial real estate finance manager from January 1998 to December 2000; corporate real estate regional manager from January 1995 to December 1997; and multiple roles in commercial real estate lending from May 1986 to December 1995.

A member of the Risk Management Association, Ms. Houston served on its board of directors from October 2005 to October 2009.

Ms. Houston earned an MBA from the University of Southern California in Los Angeles, Calif., in 1988. A 1983 graduate of Westmont College in Santa Barbara, Calif., she received a bachelor’s degree in Business.

The Company filed a related Form 8-K with the U.S. Securities and Exchange Commission on Nov. 25, 2009.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “should,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and quarterly report on Form 10-Q filed Nov. 16, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com